Exhibit 21.1
SYSCO CORPORATION
DIRECT AND INDIRECT SUBSIDIARIES, DIVISIONS AND DBA's
As of August 24, 2015

SUBSIDIARY NAME	DIVISIONS/DBA NAME	JURISDICTION
A La California, LLC		Delaware
A. M. Briggs, Inc.	Metropolitan Poultry	Delaware
Arnotts (Fruit) Limited		United Kingdom
Bahamas Food Holdings Limited		Bahamas
Bahamas Food Services Limited		Bahamas
Buckhead Beef Company
Central Florida Foodservice -
Royalty Foods -
Central Seafood -
Seafood Brokers -
Buckhead Beef of New Jersey -
Buckhead Beef Rhode Island -
Buckhead Beef Northeast -
Buckhead Beef of Florida -
Buckhead Beef
Buckhead Beef North California -
Trinity Seafood -
Delaware
BuzzTable, Inc.		Delaware
Conan Foods Inc.		Canada
Contract Administrative Services, Inc.	Texas Contract Administrative Services, Inc.	Delaware
Corporation Frionet S.A.		Costa Rica
Crossgar Foodservice Limited		United Kingdom
Crossgar Frozen Foods Limited		United Kingdom
Crossgar Meats Limited		United Kingdom
Crossgar Poultry Limited		United Kingdom
Dan O'Sullivan (Turners Cross) Cork		Ireland
Dust Bowl City, LLC		Texas
Economy Foods, Inc.	Facciola Meat Company Newport Meat	California
Enclave Properties, LLC	Sysco Enclave Properties, LLC	Delaware
European Imports, Inc.		Delaware
Freedman Food Service of Dallas, Inc.		Texas
Freedman Food Service of Denver, Inc.		Delaware
Freedman Food Service of San Antonio, L.P.	Texas Meat Purveyors	Texas
Freedman Food Service, Inc.		Texas
Freedman Meats, Inc.		Delaware
Freedman-KB, Inc.		Delaware
Freshpoint Arizona, Inc.	European Imports Freshpoint - Phoenix	Delaware
Freshpoint Atlanta, Inc.	Freshpoint of Atlanta Mitt Parker	Georgia
Freshpoint California, Inc.		Delaware
Freshpoint Central California, Inc.	Freshpoint of Central California Freshpoint - Central California Freshpoint - Northern California Piranha Produce	Delaware
Freshpoint Central Florida, Inc.	Freshpoint - Jacksonville Freshpoint Southwest Florida Garden Gourmet Specialties Red's Market Red's Market - Orlando Red's Market - Tampa	Florida
Freshpoint Connecticut, LLC	Freshpoint - Hartford The Fowler & Huntting Company	Delaware
Freshpoint Dallas, Inc.	Freshpoint Value Added Services	Delaware
Freshpoint Denver, Inc.		Colorado
Freshpoint Las Vegas, Inc.		Delaware
Freshpoint North Carolina, Inc.	Freshpoint Charlotte Freshpoint of Charlotte Freshpoint Raleigh Freshpoint Nashville, Inc. Freshpoint of Raleigh	Tennessee
Freshpoint North Florida, Inc.	Freshpoint Value Added Services East Coast Fruit Company Freshpoint Southern Georgia Freshpoint Jacksonville Freshpoint Savannah Movsovitz of Georgia	Florida
Freshpoint Oklahoma City, LLC	Freshpoint Arkansas Freshpoint Tulsa	Delaware
Freshpoint Pompano Real Estate, LLC		Delaware
Freshpoint Puerto Ricco, LLC		Puerto Rico
Freshpoint San Francisco, Inc.	Freshpoint - San Francisco	California
Freshpoint South Florida, Inc.	A-One-A Produce and Dairy	Florida
Freshpoint South Texas, LP	City Produce Freshpoint - Harlingen Freshpoint - San Antonio	Delaware
Freshpoint Southern California, Inc.	The Produce Hunter G & G Produce Company	California
Freshpoint Tomato, LLC	Freshpoint Value Added Nashville Tomato Freshpoint Nashville	Delaware
Freshpoint Vancouver, Ltd.	Freshpoint Fresh cuts Freshpoint - Nanaimo Freshpoint - Vancouver Pacific Produce - Nanaimo Freshpoint Foodservice	Canada
Freshpoint, Inc.		Delaware
Fulton Provision CO.		Delaware
G. Bell & Sons Limited		United Kingdom
Goldberg And Solovy Foods, Inc.		California
Grupo Enclave, S.A.		Costa Rica
Guest Packaging LLC		Delaware
Guest Supply Asia, Limited		Hong Kong
Hillfarm Turkeys Limited		United Kingdom
Houston Meat & Seafood, LLC		Delaware
Iowa Premium Beef, LLC		Iowa
Keelings & Curleys Distribution Limited		Ireland
Keelings Farm Fresh		Ireland
California Corporation		Delaware
Leapset Sri Lanka PVT Ltd		Sri Lanka
Liquid Assets Limited		Bahamas
Malcolm Meats Company	Imperial Seafood & Shellfish CO.	Delaware
Manhatten Food Co. Limited		United Kingdom
Mayca Autoservicios, S.A.		Costa Rica
Mayca Distribuidores S.A.		Costa Rica
Pallas Foods		Ireland
Renta Californiamiones S.A.		Costa Rica
Restaurant Of Tomorrow, Inc.		Delaware
Scorpion Corporation I, Inc.		Delaware
Scorpion Company II, LLC		Delaware
Seaview Farm Produce Company		Ireland
SFS CA I, LP		Canada
SFS CA II, LP		Canada
SFS GP I, Inc.		Canada
SFS GP II, Inc.		Canada
Shenzhen Guest Supply Trading CO., Limited		Hong Kong
SMS Bermuda Holdings		Bermuda
SMS Global Holdings Sarl		Luxembourg
SMS GPC International Limited		Hong Kong
SMS GPC International Resources Limited		Hong Kong
SMS International Resources Ireland		Ireland
SMS Lux Holdings LLC		Delaware
Specialty Meat Holdings, LLC		Delaware
Sysco Albany, LLC	Sysco Food Services of Albany, LLC	Delaware
Sysco Asian Foods, Inc.	Asian Foods	Delaware
Sysco Atlanta, LLC		Delaware
Sysco Baltimore, LLC		Delaware
Sysco Baraboo, LLC		Delaware
Sysco Boston, LLC		Delaware
Sysco CA Holdings Sarl		Luxembourg
Sysco Canada, Inc.
Allard Fruits and Vegetables
Allard Fruits & Legumes
Centre de Redistribution Sysco de Kingston
Distagro
Dytran Transport
En Gros Pierre
En Gros Pierre Fish & Seafood
En Gros Pierre Poissons et Fruits Delaware Mer
Fin's Seafood Distributors
Frank & Dino
Frank et Dino Aliments
Honeyman's Beef Purveyors
Importation Altimentaire Mega
J. J. Derma Meats
Les Viandes St-Laurent
Lapointe Fish Ltd.
Martha's Garden
Pronamic Distribution
Sysco Calgary
Sysco Calgary Redistribution Centre
Sysco Canda
Sysco Central Ontario
Sysco Edmonton
Sysco Fine Meats of Ontario
Sysco Fine Meats of Toronto
Sysco Fine Meats Vancouver
Sysco Food Services of Atlantic Canada
SYSCO Food Services of Canada
Sysco Food Services of Edmonton
Canada

Sysco Food Services of the Northwest Territories
SYSCO Food Services of Regina
Sysco Food Services of Toronto
Sysco Food Services of Vancouver
Sysco Four Seasons
Sysco Four Seasons Produce
Sysco Freshcut Produce Toronto
Sysco Freshcut Produce Vancouver
Sysco Halifax
SYSCO HRI Supply
Sysco Kelowna
Sysco Kingston
Sysco Kingston Redistribution Centre
Sysco London
Sysaco Milton
Sysco Moncton
Sysco Nasys

Sysco Quebec
Sysco Regina
Sysco Southwestern Ontario
Sysco St. John's
Sysco Sturgeon Falls
Sysco Thunder Bay
Sysco Toronto
Sysco Vancouver
Sysco Ventra
Sysco Victoria
Sysco Windsor
Sysco Winnipeg
Timpac Meat Distributors
Viandes St. Laurent

Sysco CA Holdings Sarl		Luxembourg
Sysco Central Alabama, Inc.		Delaware
Sysco Central California, Inc.		California
Sysco Central Florida, Inc.		Delaware
Sysco Central Illinois, Inc.		Delaware
Sysco Central Pennsylvania, LLC		Delaware
Sysco Charlotte, LLC		Delaware
Sysco Chicago, Inc.		Delaware
Sysco Cincinnati, LLC		Delaware
Sysco Cleveland, Inc.		Delaware
Sysco Columbia, LLC		Delaware
Sysco Connecticut, LLC		Delaware
Sysco Corporation		Delaware
Sysco CRC Holdings S.R.L.		Costa Rica
Sysco Detroit, LLC		Delaware
Sysco Disaster Relief Foundation, Inc.		Texas
Sysco Eastern Maryland, LLC		Delaware
Sysco Eastern Wisconsin, LLC		Delaware
Sysco Foundation, Inc.		Texas
Sysco George Town Limited		Cayman Islands
Sysco George Town II Limited		Cayman Islands
Sysco Global Holdings, B.V.		Netherlands
Sysco Global Resources, LLC		Delaware
Sysco Global Services, LLC		Delaware
Sysco Grand Cayman Company		Cayman Islands
Sysco Grand Cayman II Company		Cayman Islands
Sysco Grand Cayman III Company		Cayman Islands
Sysco Grand Rapids, LLC		Delaware
Sysco Guest Supply Canada Inc.		Canada
Sysco Guest Supply Europe Limited		United Kingdom
Sysco Guest Supply, LLC	Guest Distribution	Delaware
Sysco Gulf Coast, Inc.	Freshpoint Gulf Coast	Delaware
Sysco Hampton Roads, Inc.		Delaware
Sysco Holdings, LLC		Delaware
Sysco Indianapolis, LLC		Delaware
Sysco International Food Group, Inc.		Florida
Sysco International, ULC		British Columbia, Canada
Sysco Iowa, Inc.		Delaware
Sysco Jackson, LLC		Delaware
Sysco Jacksonville, Inc.		Delaware
Sysco Kansas City, Inc.		Missouri
Sysco Knoxville, LLC		Delaware
Sysco Leasing, LLC		Delaware
Sysco Lincoln Transportation Company, Inc.	Pegler-Sysco Transportation CO.	Nebraska
Sysco Lincoln, Inc.	Lincoln Poultry & Egg CO.	Nebraska
Sysco Long Island, LLC		Delaware
Sysco Los Angeles, Inc.		Delaware
Sysco Louisiana Seafood, LLC	Louisiana Foods Global Seafood Source	Delaware
Sysco Louisville, Inc.		Delaware
Sysco Memphis, LLC		Delaware
Sysco Merchandising And Supply Chain Services, Inc.
Sysco South Redistribution Center
Sysco Northeast Redistribution Center
Sysco Imports
Alfmark
Alfmark Transportation
Baugh Supply Chain
Baugh Supply Chain Cooperative CA
BSCC CA
Cooperative Delaware Chaines
D'Approvisionnement Baugh, Inc.
Sysco South Redistribution Center
Delaware
Sysco Metro New York, LLC	Europa Meat	Delaware
Sysco Minnesota, Inc.		Delaware
Sysco Montana, Inc.		Delaware
Sysco Nashville, LLC		Delaware
Sysco Netherlands Partners, LLC		Delaware
Sysco Newport Meat Company		Delaware
Sysco North Central Florida, Inc.		Delaware
Sysco North Dakota, Inc.		Delaware
Sysco Northern New England, Inc.	Reed Distributors	Maine
Sysco Philadelphia, LLC		Delaware
Sysco Pittsburgh, LLC		Delaware
Sysco Portland, Inc.		Delaware
Sysco Raleigh, LLC		Delaware
Sysco Resources Services, LLC		Delaware
Sysco Riverside, Inc.		Delaware
Sysco Sacramento, Inc.		Delaware
Sysco San Diego, Inc.		Delaware
Sysco San Francisco, Inc.	Race Street Foods	California
Sysco Seattle, Inc.	Sysco Food Services of Alaska SYSCO Alaska	Delaware
Sysco South Florida, Inc.		Delaware
Sysco Southeast Florida, LLC		Delaware
Sysco Spain Holdings, SLU		Spain
Sysco Spokane, Inc.	Sysco Food Services of Spokane	Delaware
Sysco St. Louis, LLC		Delaware
Sysco Syracuse, LLC		Delaware
Sysco USA I, Inc.	Sysco East Texas Sysco North Texas Sysco West Texas Sysco Central Texas Sysco Arizona Sysco Denver Sysco New Mexico Sysco Intermountain Sysco Houston Sysco Idaho Sysco Las Vegas Try-City Meats	Delaware
Sysco USA II, LLC	Sysco Arkansas Arrow Sysco Food Services Sysco Oklahoma Sysco New Orleans	Delaware
Sysco Ventura, Inc.		Delaware
Sysco Ventures, Inc.		Delaware
Sysco Virginia, LLC		Delaware
Sysco West Coast Florida, Inc.		Delaware
Sysco Western Minnesota, Inc.	Appert's Foodservice	Delaware
Sysco-Desert Meats Company, Inc.		Delaware
SYY Netherlands C.V.		Netherlands
The SYGMA Network, Inc.		Delaware
Walker Foods, Inc.		New York